                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 10 or 15(d) of the
                         Securities Exchange Act of 1934



                                  MAY 31, 1996
               --------------------------------------------------
                Date of Report (date of earliest event reported)


                           NETWORK LONG DISTANCE, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                          0-23172                    72-1122018
- ----------------                  -------------            --------------------
(State or Other                    (Commission              (IRS Employer Iden-
Jurisdiction of                   File Number)              tification Number)
Incorporation)


                               525 FLORIDA STREET
                          BATON ROUGE, LOUISIANA  70801
                     ---------------------------------------
                     (Address of Principal Executive Offices
                               Including Zip Code)


                                 (504) 343-3125
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

Item 7.   FINANCIAL STATEMENTS AND  EXHIBITS

          (a) Financial Statements of Universal Network Services, Inc. and subsidiaries:

                                                                  ITEM 7(a)

                                [LETTERHEAD]


                       INDEPENDENT AUDITORS' REPORT




Universal Network Services, Inc.
 and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Universal Network Services, Inc. and subsidiaries (the "Company") as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Network Services, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, the Company has incurred substantial losses in the past two years and has a significant working capital deficit at December 31, 1995. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is implementing plans which it believes will allow the Company to improve operations and cash flows, and meet its obligations as they come due, as more fully discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Corbin & Wertz


Irvine, California
May 24, 1996

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS



                                      December 31,    December 31,    March 31,
ASSETS                                    1994           1995           1996
                                      ------------   -------------  ------------
                                                                     (Unaudited)
Current assets:
  Cash                                $    108,300   $    480,800   $     29,500
  Accounts receivable, net of
   allowance for doubtful
   accounts of $254,200, $525,000
   and $600,300 (unaudited) at
   December 31, 1994 and 1995 and
   at March 31, 1996, respectively         453,000      1,470,300      1,811,300
  Receivables from others (Note 7)         178,100          7,200         45,300
  Other                                     18,800         17,000         97,900
                                        ----------     ----------     ----------

     Total current assets                  758,200      1,975,300      1,984,000
                                        ----------     ----------    -----------

Property and equipment (Notes 3
 and 4):
  Communications equipment               3,094,000      2,822,500      2,897,200
  Furniture, fixtures and other            450,100        538,100        549,000
                                        ----------     ----------     ----------
                                         3,544,100      3,360,600      3,446,200

  Less: accumulated depreciation
   and amortization                     (1,960,500)    (2,056,300)    (2,242,300)
                                        ----------     ----------     ----------

     Total property and equipment        1,583,600      1,304,300      1,203,900
                                        ----------     ----------     ----------

Excess of cost over net tangible
 assets acquired - Customer base
 acquisition costs, net (Notes 2,
 3 and 9)                                1,682,900      1,405,100      1,327,700
                                        ----------     ----------     ----------

Other long-term assets                      48,500         24,700         25,600
                                        ----------     ----------     ----------

                                      $  4,073,200   $  4,709,400   $  4,541,200
                                        ----------     ----------     ----------
                                        ----------     ----------     ----------

Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES



LIABILITIES AND SHAREHOLDERS'                December 31,     December 31,        March 31,
 EQUITY                                          1994            1995               1996
                                             ------------     -------------     -------------
                                                                                 (Unaudited)
Current liabilities:
  Current maturities of long-
   term debt and capital lease
   obligations (Notes 2, 3 and 4)            $  1,610,800     $   2,522,100     $   2,374,100
  Accounts payable                                289,500           140,200           190,100
  Accrued line costs (Notes 2, 5
   and 9)                                       1,242,200         8,277,400         8,555,000
  Deferred revenues                                ---              847,500         1,070,700
  Other accrued expenses                          435,500         1,154,600         1,007,300
                                             ------------     -------------     -------------

     Total current liabilities                  3,578,000        12,941,800        13,197,200
                                             ------------     -------------     -------------

Long-term debt, net of current
 maturities (Notes 2 and 3)                       135,100            ---               ---
                                             ------------     -------------     -------------

Capital lease obligations, net of
 current maturities (Note 4)                       44,800           170,200           129,700
                                             ------------     -------------     -------------

Deferred income tax liability
 (Note 6)                                       1,109,400         1,109,400         1,109,400
                                             ------------     -------------     -------------

Commitments and contingencies
 (Note 5)

Shareholders' deficit:
  Common stock, $.001 par value,
   25,000,000 shares authorized,
   issued and outstanding                          25,000            25,000            25,000
  Additional paid-in capital                    2,438,400         2,438,400         2,438,400
  Accumulated deficit                          (2,233,700)      (10,951,600)      (11,334,700)
                                             ------------     -------------     -------------
                                                  229,700        (8,488,200)       (8,871,300)
  Less: common stock in treasury -
   12,500,000 shares, at cost                  (1,023,800)       (1,023,800)       (1,023,800)
                                             ------------     -------------     -------------

     Total shareholders' deficit                 (794,100)       (9,512,000)       (9,895,100)
                                             ------------     -------------     -------------

                                             $  4,073,200     $   4,709,400     $   4,541,200
                                             ------------     -------------     -------------
                                             ------------     -------------     -------------

                         See independent auditors' report and
               accompanying notes to consolidated financial statements

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF OPERATIONS

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996

                                                                                      Three          Three
                                                 December 31,    December 31,     Months Ended    Months Ended
                                                      1994          1995         March 31, 1995  March 31, 1996
                                                 ------------    ------------    --------------  --------------
                                                                                   (Unaudited)     (Unaudited)
Revenues (Note 2)                                 $ 4,170,300     $ 9,307,000     $ 1,580,000     $ 3,607,700
                                                  -----------     -----------     -----------     -----------

Operating expenses (Note 5):
  Line costs                                        2,543,000      10,888,500       1,292,100       2,360,500
  Selling, general and administrative               2,578,800       5,544,400       1,253,300       1,296,500
  Depreciation and amortization                       864,500         815,000         206,200         263,300
                                                  -----------     -----------     -----------     -----------

     Total operating expenses                       5,986,300      17,247,900       2,751,600       3,920,300
                                                  -----------     -----------     -----------     -----------

Operating loss                                     (1,816,000)     (7,940,900)     (1,171,600)       (312,600)
                                                  -----------     -----------     -----------     -----------

Other expense:
  Interest expense, net (Notes 3 and 4)               230,200         451,700         104,900          69,700
  Loss on write-off of customer base
   acquisition costs (Note 2)                         250,000          ---             ---             ---
  Write-off of receivables from
   affiliates (Note 8)                              1,088,700         305,300          ---             ---
  Miscellaneous                                        ---             ---             ---             ---
                                                  -----------     -----------     -----------     -----------

     Total other expense                            1,568,900         757,000         104,900          69,700
                                                  -----------     -----------     -----------     -----------

Loss before income taxes                           (3,384,900)     (8,697,900)     (1,276,500)       (382,300)

Income tax provision (Note 6)                           8,000          20,000             800             800
                                                  -----------     -----------     -----------     -----------

Net loss                                          $(3,392,900)    $(8,717,900)    $(1,277,300)    $  (383,100)
                                                  -----------     -----------     -----------     -----------
                                                  -----------     -----------     -----------     -----------

                         See independent auditors' report and
               accompanying notes to consolidated financial statements

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                  For The Years Ended December 31, 1994 and 1995 and
                      For The Three Months Ended March 31, 1996

                                                                                            Retained
                               Common Stock          Treasury Stock                         Earnings          Total
                             ----------------     --------------------       Paid-in      (Accumulated    Shareholders'
                             Shares    Amount     Shares        Amount       Capital        Deficit)    Equity (Deficit)
                             ------    ------     ------        ------       -------     -------------  ----------------
Balances,
 January 1, 1994          25,000,000  $ 25,000 (12,500,000)  $  (991,000)   $2,438,400    $  1,159,200     $ 2,631,600

Adjustment to
 repurchase of
 common stock                 ---        ---        ---          (32,800)       ---             ---            (32,800)

Net loss                      ---        ---        ---           ---           ---         (3,392,900)     (3,392,900)
                          ----------   -------  ----------    ----------     ---------     -----------      ----------

Balances,
 December 31, 1994        25,000,000    25,000 (12,500,000)   (1,023,800)    2,438,400      (2,233,700)       (794,100)

Net loss                      ---        ---        ---           ---           ---         (8,717,900)     (8,717,900)
                          ----------   -------  ----------    ----------     ---------     -----------      ----------

Balances,
 December 31, 1995        25,000,000    25,000 (12,500,000)   (1,023,800)    2,438,400     (10,951,600)     (9,512,000)

Net loss                      ---        ---        ---           ---           ---           (383,100)       (383,100)
                          ----------   -------  ----------    ----------     ---------     -----------      ----------

Balances,
 March 31, 1996
 (Unaudited)              25,000,000  $ 25,000 (12,500,000)  $(1,023,800)   $2,438,400    $(11,334,700)    $(9,895,100)
                          ----------   -------  ----------    ----------     ---------     -----------      ----------
                          ----------   -------  ----------    ----------     ---------     -----------      ----------



                        See independent auditors' report and
               accompanying notes to consolidated financial statements

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996

                                                                                            Three            Three
                                                          December 31,  December 31,    Months Ended     Months Ended
                                                              1994          1995       March 31, 1995   March 31, 1996
                                                          ------------  ------------   --------------   --------------
                                                                                         (Unaudited)      (Unaudited)
Cash flows from operating activities:
  Net loss                                                $ (3,392,900)  $ (8,717,900)  $ (1,277,300)    $ (383,100)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Write-off of investment (Note 2)                           250,000         ---            ---            ---
    Write-off of receivables from affiliates                 1,088,700        305,300         ---            ---
    Loss (gain) on sale of property and equipment               (2,400)         1,300         ---            ---
    Debt restructuring costs and non-cash interest
     (Note 5)                                                   64,100        179,200         ---            ---
    Depreciation and amortization                              864,500        814,900        206,200        263,300
    Provision for doubtful accounts                            327,400        489,100        156,600         75,000
    Changes in operating assets and liabilities:
      Accounts receivable                                     (313,700)    (1,506,400)      (436,800)      (416,000)
      Other current assets                                      13,900          1,800          7,200         ---
      Accounts payable                                         (32,200)      (149,300)       170,400         49,900
      Accrued line costs                                       444,100      8,268,300        996,400        277,600
      Deferred revenues                                         ---           847,500         ---           223,200
      Other accrued expenses                                    73,400        746,000         39,100       (147,300)
                                                            ----------     ----------     ----------     ----------

  Net cash  provided by (used in) operating activities        (615,100)     1,279,800       (138,200)       (57,400)
                                                            ----------     ----------     ----------     ----------

Cash flows from investing activities:
  Purchases of property and equipment                         (284,400)       (79,100)        ---           (85,600)
  Sales of customer acquisition costs and property
   and equipment                                                5,800          ---            ---            ---
  Purchase of customer acquisition costs (Note 2)             (657,900)        ---            ---            ---
  Other long-term assets                                        31,400         23,800          7,200           (900)
  Net change in receivables from others                        559,400        170,900         93,100        (38,100)
  Increase in receivables from shareholders and
   affiliates                                                 (486,900)      (305,300)       (27,000)       (80,900)
                                                            ----------     ----------     ----------     ----------

  Net cash provided by (used in) investing
   activities                                                 (832,600)      (189,700)        73,300       (205,500)
                                                            ----------     ----------     ----------     ----------


Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996

                                                                                          Three            Three
                                                          December 31,   December 31,   Months Ended     Months Ended
                                                              1994           1995      March 31, 1996   March 31, 1996
                                                          ------------   ------------  --------------   --------------
                                                                                        (Unaudited)      (Unaudited)
Cash flows from financing activities:
  Adjustment to repurchase of common stock                     (32,800)        ---            ---            ---
  Proceeds from issuance of long-term debt                     166,500         ---            ---            ---
  Principal payments on long-term debt                        (491,500)      (634,500)        ---            ---
  Principal payments on capital lease
   obligations                                                (189,900)       (83,100)        (9,200)      (188,400)
                                                            ----------     ----------     ----------     ----------

  Net cash used in financing activities                       (547,700)      (717,600)        (9,200)      (188,400)
                                                            ----------     ----------     ----------     ----------

Net change in cash                                          (1,995,400)       372,500        (74,100)      (451,300)

Cash, beginning of period                                    2,103,700        108,300       (108,300)       480,800
                                                            ----------     ----------     ----------     ----------

Cash, end of period                                       $    108,300   $    480,800   $     34,200   $     29,500
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------

Supplemental disclosure of cash flow
 information:
  Cash paid for interest                                  $    176,700   $    245,200   $     66,900   $     69,400
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------
  Cash paid for income taxes                              $     ---      $     ---      $     ---      $     ---
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------

Supplemental schedule of noncash investing and financing activities:

   During the years ended December 31, 1994 and 1995, $920,600 and $180,000, respectively, of property and equipment was acquired through the issuance of capital lease obligations.

   During 1995, $1,233,100 of accrued line costs were converted into a term note payable to a vendor (see Note 3).


                         See independent auditors' report and
               accompanying notes to consolidated financial statements

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

THE COMPANY

Universal Network Services, Inc. (a Nevada Corporation) and subsidiaries (the "Company"), a wholly-owned subsidiary of Uni-Net, Inc., is an interexchange carrier that provides telecommunications services to both residential and business customers throughout the United States and in certain foreign countries.

BASIS OF PRESENTATION

The consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Certain conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company has incurred substantial losses in the past two years and has a significant working capital deficit at December 31, 1995. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. The Company has entered into a definitive agreement to sell part of its long-distance customer base and related accounts receivable (see Note 9), plans to restructure its capital lease obligations, plans to increase its revenues by rebuilding its long-distance customer base, and plans to expand its operations through new telecommunications products. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

INTERIM FINANCIAL STATEMENTS

The consolidated financial statements for the three months ended March 31, 1995 and 1996 and the related notes thereto are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at March 31, 1996, and the results of operations and cash flows for the three months ended March 31, 1995 and 1996. Results for the interim period are not necessarily indicative of the results to be expected for the fiscal year ended December 31, 1996.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could materially differ from those estimates.


Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION, CONTINUED

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has financial instruments whereby the fair market value of the financial instruments could be different than that recorded on a historical basis on the accompanying consolidated balance sheets. The Company's financial instruments consist of its cash, accounts receivable, accounts payable and long-term debt. The carrying amounts of the Company's financial instruments generally approximate their fair values at December 31, 1995 and 1994.

CONCENTRATIONS OF CREDIT RISK

The Company, at times, has cash held with financial institutions in excess of amounts insured by federal agencies.

The Company's accounts receivable is comprised of numerous small amounts due from customers for whom the Company is providing telecommunications services. The Company extends credit to both residential and business customers throughout the United States and in certain foreign countries. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other available information. The Company does not obtain collateral to secure its accounts receivable.

Due to the nature of the Company's business, there are no customers who accounted for 10% or more of revenues during the years ended December 31, 1994 or 1995 or for the three months ended March 31, 1995 (unaudited) and 1996 (unaudited) or 10% of accounts receivable at December 31, 1994 or 1995 or at March 31, 1996 (unaudited), respectively.

One vendor accounted for 89%, 90%, 89% (unaudited) and 90% (unaudited) of total line costs for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996, respectively.

The same vendor accounted for 69%, 94% and 96% (unaudited) of total accrued line costs as of December 31, 1994 and 1995 and at March 31, 1996, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

     Communications equipment            2 to 10 years
     Furniture, fixtures and other        3 to 5 years

Amortization is provided on leasehold improvements over the lesser of the term of the lease or the estimated useful lives of the related assets. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations. Depreciation expense was $590,300, $537,000, $150,000 (unaudited) and $186,000 (unaudited) for the years ended December 31, 1994 and 1995, and for the three months ended March 31, 1995 and 1996, respectively.

Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION, CONTINUED

The Company's communications equipment is highly specialized. Should there be a decline in demand for the Company's services, the carrying value of the communications equipment may not be recovered from future operations.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES." Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EXCESS OF COST OVER NET TANGIBLE ASSETS ACQUIRED

Customer base acquisition costs are incurred as a result of business combinations and are recorded based upon the estimated value of the customer bases acquired (see Note 2). These costs are being amortized using the straight-line method over 7 years. As of December 31, 1994 and 1995 and at March 31, 1996, these costs were net of accumulated amortization of $315,900, $593,800 and $671,200 (unaudited), respectively. The Company assesses the recoverability of the customer base acquisition costs by determining whether the amortization of the customer base acquisition costs balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment if any, is measured based on projected undiscounted future cash flows and charged to operations in the period in which the impairment is determined by management. Amortization expense for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996 was $274,200, $277,800, $56,200 (unaudited) and $77,400 (unaudited), respectively.
Certain of the customer bases are collateral for long-term debt and accrued line costs (see Notes 3 and 9).

RECOGNITION OF REVENUE

Customer long distance calls are routed over long distance telephone lines provided by others and through switching centers owned or leased by the Company. Revenue is recorded on long distance telecommunications sales based upon customer usage. Revenues on prepaid calling cards are deferred until customer usage.

NOTE 2 - BUSINESS COMBINATIONS AND CUSTOMER BASE ACQUISITIONS

Between 1990 and 1993, Universal Network Services, Inc. or its subsidiaries completed a series of acquisitions of other long distance companies offering services similar to those offered by the Company. Such acquisitions were accomplished through the purchase of assets of the acquired entities for cash, assumption of liabilities, issuances of notes or a combination thereof. All of the acquisitions were accounted for using the purchase method and the excess, if any, of the purchase price over the fair value of the net tangible assets acquired was allocated to customer acquisition costs (see Note 1).

During 1994, the Company acquired two customer bases for cash of $407,900.

Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 2 - BUSINESS COMBINATIONS AND CUSTOMER BASE ACQUISITIONS, CONTINUED

During 1994, the Company acquired 50% of the outstanding shares of common stock of Call and Save Communications (CAS), an unrelated entity, for $250,000 in cash. However, as of December 31, 1994, due to the precarious financial condition of CAS, the Company determined that its investment had been impaired, and accordingly, wrote-off such investment.

NOTE 3 - LONG-TERM DEBT

Long-term debt at December 31, 1994 and 1995 and March 31, 1996 consists of the following:




                                      December 31,      December 31,        March 31,
                                          1994              1995              1996
                                      ------------      ------------      ------------
                                                                           (Unaudited)
Non-interest bearing note payable
to an unrelated entity, issued in
connection with an acquisition
(see Note 2) and payable on
demand.                             $     67,900      $     67,900       $     67,900

Notes payable to a bank, bearing
interest at rates ranging from 8%
to 10.3% per annum, collateralized
by certain furniture, equipment
and automobiles, payable in
monthly installments of principal
and interest through December 1996.      163,400           135,100            135,100

Note payable to a vendor, bearing
interest at 12% per annum,
collateralized by certain customer
bases, payable in monthly
installments of principal and
interest through June 1996.               ---              653,800            653,800
                                      ----------        ----------         ----------
                                         231,300           856,800            856,800

Less current maturities                  (96,200)         (856,800)          (856,800)
                                      ----------        ----------         ----------

                                    $    135,100      $     ---          $     ---
                                      ----------        ----------         ----------
                                      ----------        ----------         ----------

Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 4 - CAPITAL LEASE OBLIGATIONS

Assets under capital leases are capitalized using interest rates appropriate at the inception of each lease. Assets under capital leases as of December 31, 1994 and 1995 and as of March 31, 1996 are as follows:


                                    December 31,      December 31,         March 31,
                                        1994              1995               1996
                                    ------------      ------------       ------------
                                                                          (Unaudited)
Communication equipment             $  2,843,300      $  2,542,400       $  2,542,400
Furniture, fixtures and other             80,700           125,300            125,300
                                      ----------        ----------         ----------
                                       2,924,000         2,667,700          2,667,700

Accumulated amortization              (1,389,600)       (1,923,100)        (2,089,400)
                                      ----------        ----------         ----------

                                    $  1,534,400      $    744,600       $    578,300
                                      ----------        ----------         ----------
                                      ----------        ----------         ----------

Future annual minimum lease obligations for assets under capital leases as of December 31, 1995 are as follows:

  Years ending
  December 31,
  ------------

     1996                                            $   1,967,000
     1997                                                   81,100
     1998                                                   75,900
     1999                                                   59,600
     2000                                                    8,200
                                                        ----------
     Total minimum lease obligations                     2,191,800

     Less interest                                        (356,300)
                                                        ----------

     Present value of minimum lease obligations          1,835,500

     Less current maturities                            (1,665,300)
                                                        ----------

     Long-term obligations                           $     170,200
                                                       -----------
                                                       -----------

See Note 5 for information related to capital lease restructuring and default.


Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 5 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

An affiliate of the Company (See Note 8) leases its headquarters under an operating lease. As of December 31, 1995, rent allocated to the Company by its affiliate amounts to approximately $7,800 per month and is included in management fees. In addition, the Company has entered into various lease agreements which expire through 1998. The minimum lease payments required under these leases, excluding the aforementioned monthly lease payment due to an affiliate, are as follows:

               Years ending
               December 31,
               ------------

                  1996              $     67,400
                  1997                    64,200
                  1998                     4,400
                                      ----------

                                    $    136,000
                                      ----------
                                      ----------

Rent expense under these leases amounted to $92,400, $196,800, $51,300 (unaudited) and $44,700 (unaudited) in 1994 and 1995 and for the three months ended March 31, 1995 and 1996, respectively.

CAPITAL LEASE AGREEMENTS

As of December, 1994, the Company was delinquent on scheduled payments under the terms of certain of its capital lease agreements. During 1995, these lease agreements were restructured to modify the original payment terms. In connection with this restructuring, the Company incurred $179,200 in refinancing charges and additional interest costs. The balance outstanding under these particular capital lease obligations as of December 31, 1994 and 1995 and at March 31, 1996 totaled $1,390,700, $1,503,800 and $1,518,800 (unaudited), respectively.

As of December 31, 1995, the Company is in default of the payment terms of the restructuring agreement. Management anticipates that the payment terms of these leases will be restructured again in the near future. The lessor can foreclose on the related equipment in the event the default is not cured.

PAYABLE TO PRIMARY VENDOR

The Company is currently in default of its minimum time usage requirements under its reseller agreement and is significantly past due in its payments owed to its primary vendor. Accrued line costs of $7,759,000 and $8,247,000 (unaudited) as of December 31, 1995 and March 31, 1996 were owed to this vendor. The Company is currently in discussions with this vendor to cure the default. The discussions include the paydown of a portion of its accrued line costs and a change in the minimum time usage requirements (see Note 9). Certain of the Company's customer bases secure the accrued line costs. To the extent that the Company and the vendor cannot come to terms, the vendor has the right to foreclose on certain of the Company's customer bases and can cancel its reseller contract with the Company. The Company's future revenues would be adversely affected if the Company and the vendor can not reach an agreement.


Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996


NOTE 5 - COMMITMENTS AND CONTINGENCIES, CONTINUED

LITIGATION

The Company is involved in various legal and regulatory proceedings which are incidental to its business and the long distance industry. In the opinion of management, the ultimate outcome of such proceedings will not have a material adverse effect on the consolidated financial statements of the Company.

NOTE 6 - INCOME TAXES

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1995 and March 31, 1996 are presented below:

                                       December 31,     December 31,       March 31,
                                           1994             1995             1996
                                       ------------     ------------     ------------
                                                                          (Unaudited)
Deferred tax assets:
  Accounts receivable, principally
   due to allowance for doubtful
   accounts                            $    102,000     $    211,000     $    241,000

  Amortization of customer
   acquisition costs, principally
   due to differences in
   amortization                              72,000          130,000          146,600

  Compensated absences and other
   accrued expenses, principally
   due to accrual for financial
   reporting purposes                        15,700           22,100           22,100


  Net operating loss carryforwards        1,928,300        5,036,300        5,178,400
                                         ----------       ----------       ----------

     Total gross deferred tax
      assets                              2,118,000        5,399,400        5,588,100

     Less valuation allowance            (1,251,500)      (4,472,700)      (4,651,300)
                                         ----------       ----------       ----------

     Total net deferred tax assets          866,500          926,700          936,800

Deferred tax liabilities:
  Plant and equipment, principally
   due to differences in
   depreciation and capitalized
   interest                                (240,800)        (301,000)        (311,100)

  Gain on sale of assets recognized
   for financial statement purposes
   but deferred for tax purposes         (1,735,100)      (1,735,100)      (1,735,100)
                                         ----------       ----------       ----------

     Total gross deferred tax
      liabilities                        (1,975,900)      (2,036,100)      (2,046,200)
                                         ----------       ----------       ----------

     Net deferred tax liability        $ (1,109,400)    $ (1,109,400)    $ (1,109,400)
                                         ----------       ----------       ----------
                                         ----------       ----------       ----------

Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 6 - INCOME TAXES, CONTINUED

Income tax expense for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996 consists of current state income taxes of $8,000, $20,000, $800 (unaudited) and $800 (unaudited), respectively.

Income tax expense for the years ended December 31, 1994 and 1995 differs from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to loss before income taxes as a result of the following:


                                           Year Ended        Year Ended          Three             Three
                                          December 31,      December 31,      Months Ended      Months Ended
                                              1994              1995         March 31, 1995    March 31, 1996
                                          ------------      ------------     --------------    --------------
                                                                              (Unaudited)       (Unaudited)
Computed "expected" tax expense
 (benefit)                              $   (1,150,900)   $   (2,957,300)   $     (434,000)   $     (130,000)

Increase (reduction) in income
 taxes resulting from:

  Change in the beginning-of-the-
   year balance of the valuation
   allowance for deferred tax assets
   allocated to income tax expense           1,150,900         2,957,300           434,000           130,000

  State and local income taxes, net
   of federal income tax benefit                 8,000            20,000               800               800
                                            ----------        ----------        ----------        ----------

                                        $        8,000    $       20,000    $          800    $          800
                                            ----------        ----------        ----------        ----------
                                            ----------        ----------        ----------        ----------

As of December 31, 1995, the Company has net operating loss carryforwards for Federal and state purposes of approximately $13,400,000 and $7,600,000, respectively, which expire in varying amounts annually through 2010.

Management believes it is more likely than not that the existing deductible temporary differences will reverse during periods in which the Company generates future net taxable earnings or through implementation of tax planning strategies to utilize such deductible temporary differences. However, there can be no assurance that the Company will generate any taxable earnings or any specific level of continuing earnings in future years. Management believes, however, that certain tax planning strategies could be implemented to supplement income from operations to fully realize recorded tax benefits.

NOTE 7 - RECEIVABLES FROM OTHERS

Receivables from others at December 31, 1994 consisted of non-interest bearing advances to certain unrelated entities. The advances were collected in their entirety during 1995.

Continued

                  UNIVERSAL NETWORK SERVICES, INC. AND SUBSIDIARIES

                  For The Years Ended December 31, 1994 and 1995 and
              For The Three-Month Periods Ended March 31, 1995 and 1996



NOTE 8 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996, Uni-Net Management, Inc., a related entity, was paid approximately $763,600, $916,600, $184,300 (unaudited) and $126,000 (unaudited), respectively, in management fees.

During the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996, the Company advanced $486,900, $305,300, $27,000
(unaudited) and $80,900 (unaudited), respectively, to affiliates of the Company. The Company wrote-off $1,088,700 and $305,300 of such receivables from affiliates during the years ended December 31, 1994 and 1995, respectively.

NOTE 9 - SUBSEQUENT EVENTS

On May 8, 1996, the Company entered into a definitive agreement to sell its customer base related to a portion of its long-distance business and certain related current accounts receivable to an unrelated publicly-held entity for approximately $4,000,000 in cash and shares of common stock of the entity with an approximate market value of $2,880,000 based on the closing price of the entities common stock on the date of closing. The Company intends to use a portion of the sales proceeds to repay accrued line costs which are collateralized by the customer bases (See Notes 2 and 5). The net carrying value of the customer bases at December 31, 1995 and March 31, 1996 was $1,405,100 and $1,327,700 (unaudited), respectively. These customer bases generated 100% and 92% of revenues for the years ended December 31, 1994 and 1995, respectively.

          (b)            Pro forma financial information:

                                                            ITEM 7(b)


                    PRO FORMA COMBINING FINANCIAL STATEMENTS



The following unaudited Pro Forma Combining Balance Sheet as of March 31, 1996, and unaudited Pro Forma Combining Income Statements for the years ended March 31, 1996 and 1995, illustrate the effect of the acquisition of a segment of the customer base and related accounts receivable of Universal Network Services, Inc. (UniNet) as of May 31, 1996 and the merger with Long Distance Telecom, Inc. dba Blue Ridge Telephone (Blue Ridge) as of June 30, 1996. Network Long Distance, Inc. (the Company) acquired the UniNet customer base and accounts receivable for cash of approximately $3,628,000 and the issuance of approximately 244,000 shares of restricted common stock, of which approximately 49,000 shares are held in escrow, in a transaction accounted for as a purchase of a business. The Company exchanged approximately 337,000 shares of common stock for all of the outstanding shares of Blue Ridge in a transaction accounted for as a pooling-of-interests. Both the UniNet and Blue Ridge acquisitions are collectively referred to as the "Acquisitions". The Pro Forma Combining Balance Sheet assumes that the Acquisitions occurred on the date the balance sheet is presented. The Pro Forma Combining Income Statements assume that the Acquisitions occurred at the beginning of the earliest period presented.

Prior to the Acquisitions, UniNet and Blue Ridge utilized a December 31 fiscal year end. For purposes of the Pro Forma Combining Financial Statements for the years ended March 31, 1996 and 1995, the UniNet and Blue Ridge amounts reflect the historical financial position for these entities as of December 31, 1995 and the historical results of operations for these entities for the years ended December 31, 1995 and 1994.

The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                                   PRO FORMA  COMBINING BALANCE SHEET (1)
                                             AS OF MARCH 31, 1996



                                                                           Network/                                Network/UniNet
                                                                            UniNet                                  Blue Ridge
                             Network     UniNet (2)     Pro Forma          Pro Forma Blue Ridge (6)  Pro Forma      Pro Forma
                            Historical   Historical    Adjustments         Combined   Historical    Adjustments      Combined
                           -----------  ------------  -----------        -----------  ------------- ------------    -------------


Current assets             $ 8,707,468  $  1,975,300  $ (1,199,255) (3)  $ 9,483,513  $  549,928     $        -    $ 10,033,441
Property and equipment,      2,134,092     1,304,300    (1,304,300) (3)    2,134,092     519,023              -       2,653,115
 net
Customer acquisition
 costs, net                  5,501,559     1,405,100    (1,405,100) (3)    7,592,264           -              -       7,592,264
                                                         2,090,705  (4)
Goodwill, net                2,079,433             -     2,555,306  (4)    4,634,739           -              -       4,634,739
Other intangibles,
 net                         1,192,010             -             -         1,192,010           -              -       1,192,010
Other assets                   208,270        24,700       (24,700) (3)      208,270      10,670              -         218,940
                           -----------  ------------  ------------      ------------  ----------     -------------  -----------
   Total assets            $19,822,832  $  4,709,400  $    712,656      $ 25,244,888  $1,079,621     $        -    $ 26,324,509
                           ===========  ============  ============      ============  ==========     =============  ===========

Current liabilities        $ 3,883,564  $ 12,941,800  $(12,941,800) (3)  $ 7,511,564  $  373,137     $        -    $  7,884,701
                                                         3,628,000  (5)
Deferred Tax Liability          58,201     1,109,400    (1,109,400) (3)       58,201           -              -          58,201
Long-term debt               2,875,349       170,200      (170,200) (3)    2,875,349     216,048              -       3,091,397
Stockholders' equity:
 Common stock                      391        25,000       (25,000) (3)          411     728,561       (728,527)(7)         445
                                                                20  (5)
  Additional paid-in
   capital                  12,758,616     2,438,400    (2,438,400) (3)   14,552,652           -        728,527 (7)  15,281,179
                                                         1,794,036  (5)
  Retained earnings            246,711   (10,951,600)   10,951,600  (3)      246,711    (238,125)             -          8,586
  Treasury Stock                     -    (1,023,800)    1,023,800  (3)            -           -              -              -
                           -----------   -----------   -----------       -----------   ---------      ----------   -----------
    Total stockholders'
     equity                 13,005,718    (9,512,000)   11,306,056        14,799,774     490,436              -     15,290,210
                           -----------   -----------   -----------       -----------   ---------      ----------   -----------
    Total liabilities and
       stockholders'
       equity              $19,822,832  $  4,709,400  $    712,656       $25,244,888  $1,079,621     $        -    $26,324,509
                           ===========  ============  ============       ===========  ==========     ===========   ===========


                            PRO FORMA COMBINING INCOME STATEMENT (1)
                           For the Twelve Months Ended March 31, 1996


                                                                            Network/                                Network/UniNet
                                                                            UniNet    Blue Ridge                     Blue Ridge
                                Network     UniNet (8)    Pro Forma        Pro Forma     (8)          Pro Forma       Pro Forma
                               Historical   Historical   Adjustments       Combined   Historical     Adjustments      Combined
                              ------------- -----------  ------------     -----------  ----------    ------------     -----------

Revenues                      $30,810,016  $ 9,307,000  $(3,102,302) (9) $37,014,714  $3,463,470      $        -   $   40,478,184

Operating expenses:  (9)
    Telecommunications costs   22,879,184   10,888,500   (3,629,464) (9)  30,138,220   1,931,507               -       32,069,727
    Selling, general and
     administrative             6,068,813    5,055,300            -       11,124,113   1,064,643               -       12,188,756
    Provision for losses on
     accounts receivable        1,019,754      489,100     (163,017) (9)   1,345,837      27,397               -        1,373,234
    Depreciation and
     amortization               1,096,373      815,000     (815,000) (9)   1,460,312     115,344               -        1,575,656
                                                            363,939  (10)
                              -----------  -----------  -----------      -----------   ---------      ------------     ----------
          Total                31,064,124   17,247,900   (4,243,542)      44,068,482   3,138,891               -       47,207,373
                              -----------  -----------  -----------      -----------   ---------      ------------     -----------
Operating income (loss)          (254,108)  (7,940,900)   1,141,240       (7,053,768)    324,579               -       (6,729,189)
Interest income (expense), net   (188,304)    (451,700)     451,700  (9)    (532,964)    (51,551)                        (584,515)
                                                           (344,660) (11)
Other income (loss)                     -     (305,300)     305,300  (9)           -      40,215               -           40,215
                              -----------   ----------   ----------       ----------    ---------      ---------     ----------
Income (loss) before income
  taxes                          (442,412)  (8,697,900)   1,553,580       (7,586,732)    313,243               -       (7,273,489)

Provision (benefit) for income
 taxes                            (69,031)      20,000      (20,000) (12)    (69,031)          -          126,375 (13)     57,344
                              -----------  -----------  -----------      -----------  ----------       ----------     ------------
Net income (loss)               $(373,381) $(8,717,900) $ 1,573,580      $(7,517,701) $  313,243        $(126,375)    $ (7,330,833)
                              ===========  ===========  ===========      ===========  ==========       ==========     ============
Number of shares issued
  and outstanding (14):
     Primary                    2,731,093                                  2,926,099                                     3,263,157
                              ===========                                 ==========                                   ===========
     Fully Diluted              2,731,093                                  2,926,099                                     3,263,157
                              ===========                                 ==========                                   ===========
Earnings (loss) per share:
     Primary                       $(0.14)                                    $(2.57)                                       $(2.25)
                              ===========                                 ==========                                   ===========

     Fully Diluted                 $(0.14)                                    $(2.57)                                       $(2.25)
                              ===========                                 ==========                                    ==========


                   PRO FORMA COMBINING INCOME STATEMENT (1)
                  For the Twelve Months Ended March 31, 1995

                                                                                                                        Network/
                                                                              Network/                                   UniNet
                                                                               UniNet                                  Blue Ridge
                                     Network    UniNet (8)    Pro Forma       Pro Forma  Blue Ridge (8)   Pro Forma     Pro Forma
                                   Historical   Historical   Adjustments      Combined     Historical    Adjustments    Combined
                                  -----------  -----------  ------------     -----------  -------------  -----------   -----------
Revenues                           $24,216,948  $ 4,170,300  $(1,390,086) (9) $26,997,162  $2,789,916     $      -     $29,787,078
Operating expenses:  (9)
    Telecommunications costs        19,477,701    2,543,000     (847,658) (9)  21,173,043   1,669,594           -       22,842,637
    Selling, general and
     administrative                  3,593,043    2,251,400            -        5,844,443     888,557           -        6,733,000
    Provision for losses on
     accounts receivable               386,214      327,400      109,122  (9)     822,736      10,600                      833,336
    Depreciation and amortization      298,700      864,500     (864,500) (9)     662,639      72,988           -          735,627
                                                                 363,939 (10)
                                   -----------  -----------  -----------      -----------  ----------  -----------     -----------
          Total                     23,755,658    5,986,300   (1,239,097)      28,502,861   2,641,739           -       31,144,600
                                   -----------  -----------  -----------      -----------  ----------  -----------     -----------
Operating income (loss)                461,290   (1,816,000)    (150,989)      (1,505,699)    148,177           -       (1,357,522)
Interest income (expense), net         147,902     (230,200)     230,200  (9)    (196,759)    (56,027)          -         (252,786)
                                                                (344,661)(11)
Other income (expense)                       -   (1,338,700)   1,338,700  (9)           -     (30,142)          -          (30,142)
                                   -----------  -----------  -----------      -----------  ----------  -----------     -----------
Income (loss) before income taxes      609,192   (3,384,900)   1,073,250       (1,702,458)     62,008           -       (1,640,450)
Provision (benefit) for income
 taxes                                 118,743        8,000       (8,000)(12)     118,743           -      28,685 (13)     147,428
                                   -----------  -----------  -----------      -----------  ----------  -----------     -----------
Net income (loss)                  $   490,449  $(3,392,900) $ 1,081,250      $(1,821,201) $   62,008    $(28,685)     $(1,787,878)
                                   -----------  -----------  -----------      -----------  ----------  -----------     -----------
                                   -----------  -----------  -----------      -----------  ----------  -----------     -----------

Number of shares issued
 and outstanding (14):
     Primary                         2,370,999                                  2,540,146                                2,877,204
                                   -----------                                -----------                              -----------
                                   -----------                                -----------                              -----------
     Fully Diluted                   2,370,999                                  2,540,146                                2,877,204
                                   -----------                                -----------                              -----------
                                   -----------                                -----------                              -----------

Earnings (loss) per share:
     Primary                             $0.21                                $     (0.72)                             $     (0.62)
                                   -----------                                -----------                              -----------
                                   -----------                                -----------                              -----------
     Fully Diluted                       $0.21                                $     (0.72)                             $     (0.62)
                                   -----------                                -----------                              -----------
                                   -----------                                -----------                              -----------

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS


1. The adjustments to the unaudited Pro Forma Combining Financial Statements do not give effect to direct transaction costs or any resulting restructuring costs associated with the consummation of the Acquisitions nor do these statements give effect to any potential costs savings and synergies that could result from the Acquisitions. The unaudited Pro Forma Combining Financial Statements are not necessarily indicative of the operating results or financial position that would have occurred had the Acquisitions been consummated at the dates indicated nor necessarily indicative of future operating results or financial position.

2. Represents the historical carrying value of the assets and liabilities of UniNet as of December 31, 1995.

3. These adjustments represent the elimination of the assets and liabilities not acquired by the Company as well as the elimination of UniNet's equity in the net assets acquired. The Company acquired approximately $776,000 in accounts receivable.

4. This adjustment reflects the excess of cost over net tangible assets acquired. For purposes of allocating the acquisition costs among the various assets acquired, the Company has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributed to customer base and goodwill. It is the Company's intention to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change. The acquisition agreement calls for approximately 49,000 shares of the Company's common stock to be held in escrow for the sellers. This stock has not been included in the purchase price. See Note 5.

5. These adjustments represent the payment of approximately $3,628,000 in cash obtained through the Company's credit facility and the issuance of approximately 195,000 shares of the Company's restricted common stock valued at approximately $1,794,000. In addition to the cash and issuance of restricted common stock, the Company issued approximately 49,000 shares of its common stock to be held in escrow until a specified period of time passes while retaining a certain level of the customer base. This level is currently being achieved; however, the customer base is not guaranteed to remain at this level until the end of the restricted period. As the outcome of this contingency is not determinable beyond reasonable doubt, the stock has been excluded from the purchase price. The value of the escrowed shares will be recorded as additional consideration upon release of the restrictions surrounding the stock.

6. Represents the historical carrying value of the assets and liabilities of Blue Ridge as of December 31, 1995.

7. These adjustments represent the restatement of common stock and additional paid in capital to reflect the merger of the Company with Blue Ridge. The Company issued approximately 337,000 shares of common stock in connection with the merger.

8. Represents the historical results of operations of the applicable entity for the period presented. Prior to the purchase of UniNet and the merger of Blue Ridge, each of these entities utilized a December 31 fiscal year end. For purposes of the Pro Forma Combining Financial Statements for the years ended March 31, 1996 and 1995, the UniNet and Blue Ridge amounts reflect historical results of operations for these entities for the years ended December 31, 1995 and 1994.

9. Represents the elimination of UniNet's revenue and expenses for that portion of the business not acquired by the Company. The Company purchased a portion of UniNet's customer base which accounts for approximately 67% of UniNet's monthly revenues and telecommunications costs at the time of the acquisition. For purposes of the Pro Forma Combining Financial Statements, the Company has assumed that certain selling, general and administrative costs are directly attributable to the customer base, and as such, are reflected as acquired by the Company. The Company has estimated that the same percentage of revenues and direct costs purchased is applicable for all periods presented.

10. Represents the amortization expense of the incremental excess of cost over net tangible assets acquired which is amortized using the straight-line method over 7.5 and 30 years, respectively, for the excess allocated to customer acquisition costs and goodwill.

11. This adjustment represents the interest expense on the borrowings from the Company's credit facility to pay the cash portion of the UniNet purchase price. The Company's incremental borrowing rate on the credit facility is prime plus .75%. For purposes of the Pro Forma Combining Income Statements, the Company is assuming an annual rate of 9.5% for both periods presented.

12. This adjustment eliminates the taxes previously recorded by UniNet. For purposes of the Pro Forma Combining Financial Statements, no additional tax benefit will be reflected for the losses sustained by the UniNet operation.


13. At December 31, 1995 and 1994, Blue Ridge was a partnership. On June 17, 1996, prior to the Merger, Blue Ridge became a corporation by exchanging its partnership units for shares of common stock. This adjustment reflects the approximate income taxes that would have been paid by Blue Ridge for the periods presented if it had been a taxable entity.

14. The pro forma share data are based on the Company's historical weighted average shares outstanding as calculated for primary and fully diluted earnings per share with pro forma amounts being adjusted to reflect the effect of the issuance of approximately 195,000 and 337,000 restricted common shares in connection with the Acquisitions. Pro forma share data excludes approximately 49,000 common shares held in escrow as part of the UniNet acquisition because these shares are not considered as part of the purchase price.

          (c)            Exhibits: Filed herewith pursuant to Reg. S-K Item 601

EXHIBIT NO.    PAGE           DESCRIPTION

     1           4            Asset Purchase Agreement between the Registrant
                              and Universal Network Services, Inc., dated May 8,
                              1996, effective May 31, 1996.*

____________________
* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORK LONG DISTANCE, INC.



Dated:  August 2, 1996                  By:  /s/ MARC I. BECKER
                                             --------------------------------
                                             Marc I. Becker,
                                             Executive Vice President



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